Exhibit 23
CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 2-94787, 33-9948, 33-22581, 33-36303 and 33-63554 of our report dated June 24, 2008 relating to the financial statements and related schedules of the USG Corporation Investment Plan appearing in the Annual Report on Form 11-K of that Plan for its fiscal year ended December 31, 2007.

/s/ Hill Taylor LLC
Hill Taylor, LLC
Chicago, Illinois
June 24, 2008